EXHIBIT 10.2

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) is made by and between SOBR Safe, Inc. (the “Company”) and [____] (“Board Member”). The Company and Board Member are referred to below collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Board Member currently serves on the Board of Directors for the Company (the “Board”);

WHEREAS the Company wishes to pay a bonus amount approved by the Board on August 18, 2026 and September 22, 2026; and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS

1. Effective Date, Consideration.

(a) This Agreement will become effective on the date that both Parties have signed this Agreement (the “Effective Date”).

(b) As approved at a Board meeting on August 18, 2026, Board Member is entitled to a cash payment of [______] (the “August Payment”) and pursuant to a letter dated September 22, 2026, as approved by a Board consent dated September 22, 2026, Board Member is eligible for a cash payment of [_____] (“Release Payment”) for prior services rendered to the Company. As part of this Agreement, Board Member releases the Company from all liability for any unpaid remuneration, and in exchange, will receive the Release Payment within ten (10) days of [____].

2. General Release. Board Member, for Board Member and for Board Member’s affiliates, successors, heirs, subrogees, assigns, principals, agents, partners, Board Members, associates, attorneys, and representatives, voluntarily, knowingly, and intentionally releases and discharges the Company and each of its predecessors, successors, parents, subsidiaries, affiliates, and assigns and each of their respective officers, directors, principals, shareholders, board members, committee members, managers, members, partners, insurers, Board Members, agents, and attorneys (the “Released Parties”) from any and all claims, actions, liabilities, demands, rights, damages, costs, expenses, and attorneys’ fees (including, but not limited to, any claim of entitlement for attorneys’ fees under any contract, statute, or rule of law allowing a prevailing party or plaintiff to recover attorneys’ fees) of every kind and description from the beginning of time through the Effective Date (the “Released Claims”).

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3. Warranties. Board Member warrants and represents as follows:

(a) Board Member has read this Agreement, and Board Member agrees to the conditions and obligations set forth in it.

(b) Board Member voluntarily executes this Agreement after having been advised to consult with independent legal counsel and after having had the opportunity to consult with independent legal counsel and without being pressured or influenced by any statement or representation or omission of any person acting on behalf of the Company (other than those expressly contained herein).

(c) Board Member has full and complete legal capacity to enter into this Agreement.

(d) Board Member has not assigned or transferred, and will not assign or transfer, any of Board Member’s rights under this Agreement.

4. Enforcement. The Parties shall be free to pursue any remedies available to them to enforce this Agreement.

5. Assignments. The Company may assign its rights under this Agreement. No other assignment is permitted except by written permission of the Parties.

6. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, assigns, and successors.

7. Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

8. Entire Agreement. This Agreement embodies the entire agreement between the Parties concerning the matters set forth in this Agreement. Except as provided herein, this Agreement supersedes any and all prior oral or written promises or agreements between the Parties concerning such matters. Board Member acknowledges that Board Member has not relied on any promise, representation, or statement other than those set forth in this Agreement. This Agreement cannot be modified, amended, or supplemented except in writing signed by all Parties.

9. Choice of Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to its conflict of laws rules. Venue shall be in the Colorado state or federal courts.

10. Severability and Invalid Provisions. If any provision of this Agreement is held illegal, invalid, or unenforceable, such holding shall not affect any other provisions hereof. In the event any provision is held illegal, invalid, or unenforceable, such provision shall be limited so as to give effect to the intent of the Parties to the fullest extent permitted by applicable law.

11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic signatures shall be treated as originals.

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IN WITNESS WHEREOF, this Retention Agreement has been duly executed by the Company and by Board Member on the dates set forth below:

BOARD MEMBER

[Name]	Date

THE COMPANY SOBR SAFE, INC.

By: David Gandini	Date

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